Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2018 related to the financial statements, which appears in Orgenensis Inc.’s Annual Report on Form 10-K for the year ended November 30, 2017. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel Aviv Israel
March 19, 2018